EXHIBIT 10.7

THIS AGREEMENT IS SUBJECT TO ARBITRATION PURSUANT TO THE SOUTH CAROLINA UNIFORM ARBITRATION ACT, SECTION 15-48-10, ET. SEQ., CODE OF LAWS OF SOUTH CAROLINA, 1976 (AS AMENDED).

THIS  AGREEMENT  IS  ALSO  SUBJECT  TO  ARBITRATION   PURSUANT  TO  THE  FEDERAL
ARBITRATION ACT, TITLE 9, SECTION 1 ET. SEQ., UNITED STATES CODE (AS AMENDED).

                           CHANGE OF CONTROL AGREEMENT

         This Agreement is entered into as of this ___ day of ___________, 2001 by and between First Capital Bancshares, Inc. (the "Employer") and John M. Digby (the "Employee").

         The principal purpose of this agreement is to protect Employee against a Change in Control of the Employer as defined in Item 2 below. Employee is, however, an employee at will, and this agreement is not an employment agreement and shall not create for Employee any right to continued employment.

         In consideration of services previously provided to the Employer by the Employee, and Employee's willingness to continue employment with the Employer, the parties hereby agree as follows:

     1.   Payments Due Employee in Connection With a Change in Control.

     a. Upon a Change in Control, the Employee may terminate his employment hereunder for any reason upon delivery of notice to the Employer within a one year period beginning upon the occurrence of a Change in Control. If the Employee terminates his employment pursuant to this Section 1 for any reason, or the Employer terminates the Employee's employment without Cause, then, in addition to other rights and remedies available in law or equity, the Employer shall pay the Employee the following:

     (i) within 15 days of such termination date, in cash, any sums due him as base salary and/or reimbursement of expenses through the date of such termination; plus

     (ii) any bonus earned or accrued under any bonus plan in which Employee is a participant through the date of termination (excluding any amounts awarded for previous years but which were not yet vested); plus

     (iii)a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Employee's termination (and any forfeiture in other restrictive provisions applicable to each award shall not apply), provided that any applicable bonus criteria are satisfied for the entire current fiscal year; plus

     (iv) within 15 days of such termination date, in cash, one lump sum payment in an amount equal to the Employee's then current annual base salary multiplied by 1 1/2 (the "Severance Payment"), except that in the event the payment of the Severance Payment would cause the Employer to

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          fall  into a  lower  capital  category,  or to  experience  a  capital failure, then the Severance Payment shall be paid to the Employee in equal monthly installments over a period of 18 months.

All earned and accrued amounts under (ii) and (iii) of this subsection, shall be paid in accordance with the applicable bonus plan payment procedures.

     b. With the exceptions of the provisions of this Section 1, and the express terms of any benefit plan under which the Employee is a participant, upon termination of the Employee's employment, the Employer shall have no obligation to the Employee for, and the Employee waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits). At the time of termination of employment, the Employee shall enter into a form of release acknowledging such remaining obligations and discharging the Employer, as well as the Employer's officers, directors and employees with respect to their actions for or on behalf of the Employer, from any other claims or obligations arising out of or in connection with the Employee's employment by the Employer, including the circumstances of such termination.

     c. In the event that the Employee's employment is terminated for any reason and the Employee serves as a director of the Employer or of any subsidiary of the Employer, the Employee shall (and does hereby) tender his resignation from such positions effective as of the date of termination.

     d. The parties intend that the Severance Payments and other compensation provided for herein are reasonable compensation for the Employee's services to the Employer and shall not constitute "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code of 1986 and any regulations thereunder. In the event that the Employer's independent accountants acting as auditors for the Employer on the date of a Change in Control determine that the payments provided for herein constitute "excess parachute payments," then the Employee's compensation payable hereunder shall be decreased, so as to equal an amount that is $1.00 less than three times the Employee's "base amount," as that term is defined in Section 280G(b) of the Internal Revenue Code, if, and only if, reducing the Employee's compensation will put the Employee in a better after-tax position than if the Employee's compensation was not reduced.

     e. Notwithstanding anything to the contrary herein, if the Employee is suspended or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under section 8(e)(3) or (g)(l) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(3) and (g)(l)), the Employer's obligations under this Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Employee all or part of the compensation withheld while the obligations under this Agreement were suspended and (ii) reinstate (in whole or in part) any of such obligations which were suspended.

     f. Notwithstanding anything to the contrary herein, if the Employee is removed or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818 (e)(4) or (g)(1)), all obligations


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of the Employer under this Agreement shall terminate as of the effective date of the order, but any vested rights of the parties hereto shall not be affected.

     g. Notwithstanding anything to the contrary herein, if the Employer is in default (as defined in section 3(x)(1) of the Federal Deposit Insurance Act), all obligations under this Agreement shall terminate as of the date of default, but any vested rights of the parties hereto shall not be affected.

     h. Notwithstanding anything to the contrary herein, all obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Employer, in the following cases:

     (i) By the Director of the Office of Thrift Supervision (the "OTS Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in section 13(c) of the Federal Deposit Insurance Act; or

     (ii) By the OTS Director or his or her designee, at the time the OTS Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Employer or when the Employer is determined by the OTS Director to be in an unsafe or unsound condition.

     i. Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

     j. Notwithstanding anything to the contrary herein, upon the termination of the Employee, for any reason, the total amount of compensation that may be paid to the Employee hereunder shall not exceed three times the Employee's average annual compensation for the previous five taxable years (except that if the Employee was not employed by the Employer for five years, the average annual compensation for the actual number of taxable years the Employee was employed by the Employer).

     2.   Certain Definitions.

     a. "Change in Control" shall mean the occurrence during the term of Employee's employment with Employer of any of the following events, unless such event is a result of a Non-Control Transaction:

     (i) The individuals who, as of the date of this Agreement, are members of the Board of Directors of the Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Employer; provided, however, that if the election, or nomination for election by the Employer's shareholders, of any new director was approved in advance by a vote of at least a majority of


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          the Incumbent  Board,  such new director  shall,  for purposes of this
          Agreement, be considered as a member of the Incumbent Board.

     (ii) An acquisition (other than directly from the Employer) of any voting securities of the Employer (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Employer's then outstanding Voting Securities.

     (iii)Approval by the shareholders of the Employer and actual consummation of:

          A.   a merger, consolidation or reorganization involving the Employer;
          B.   a complete liquidation or dissolution of the Employer; or
          C. an agreement for the sale or other disposition of all or substantially all of the assets of the Employer to any Person (other than a transfer to a subsidiary of the Employer).

     b. "Non-Control Transaction" shall mean a transaction described below:

     (i) the shareholders of the Employer, immediately before such transaction which is a merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

     (ii) immediately following a transaction which is a merger, consolidation or reorganization, the number of directors on the board of directors of the Surviving Corporation who were members of the Incumbent Board shall at least equal the number of directors who were affiliated with or appointed by the other party to the merger, consolidation or reorganization.

     c. "Cause" for purposes of this Agreement shall consist of any of

     (i) the commission by the Employee of a willful act (including, without limitation, a dishonest or fraudulent act, the breach of a fiduciary duty involving personal profit, the intentional failure to perform


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          stated  duties,  or  the  willful  violation  of  any  law,  rule,  or regulation (other than traffic violations of similar offenses), or final cease and desist order) or a grossly negligent act, or the willful or grossly negligent omission to act by the Employee, which is intended to result in, results in, or is reasonably likely to result in material harm to the Employer (including harm to its business reputation),

     (ii) incompetence,

     (iii)the indictment of the Employee for the commission or perpetration by the Employee of any felony or any crime involving dishonesty, moral turpitude or fraud,

     (iv) the exhibition by the Employee of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Employer's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the Board of Directors' good faith and reasonable judgment, is materially detrimental to the Employer's best interest, that, if susceptible of cure, remains uncured ten days following written notice to the Employee of such specific inappropriate behavior.

     3. Commencing on the first anniversary after the date of this Agreement, and on each annual anniversary thereafter, the term of this agreement shall automatically be extended for an additional year, unless 30 days prior to the anniversary the Employer gives notice to the Employee that the term will not be extended.

     4. Nothing herein shall deprive Employee of any vested benefits that Employee has in any Employer retirement or other employee benefit plan. The payment provided for in Section 1 is in addition to any other amount due to Employee.

     5. This agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die after the occurrence of a Change of Control and while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or designee or, if there be no such designee, to Employee's estate.

     6. No provision of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by Employee and the Chairman of the Board of the Employer. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this agreement.



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     7. The  invalidity or  unenforceability  of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     8. Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration pursuant to the Federal Arbitration Act or the South Carolina Uniform Arbitration Act, as applicable, under the applicable rules of the American Arbitration Association. Judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof; provided that any party may seek injunctive relief to enforce provisions of this Agreement without initiating an arbitration proceeding. The location of any arbitration shall be mutually agreed upon or, if there is no agreement, Bennettsville, South Carolina. Any civil action seeking injunctive relief, challenging an arbitration proceeding or award or otherwise related to this Agreement will be instituted and maintained in the federal or state courts for Marlboro County, South Carolina and the parties hereby consent to the personal jurisdiction of said courts.

     9. This Agreement shall be governed by and construed and enforced in accordance with federal law, including, but not limited to, the rules and regulations of the Office of Thrift Supervision, and to the extent not governed by federal law, the laws of the State of South Carolina without giving effect to the conflict of laws principles thereof.

     10. Should the Employer merge or consolidate with another corporation and the Employer is not the surviving corporation in such a merger or consolidation, the Employer will obtain as a condition of merger or consolidation assent to and assumption of this Agreement by the corporation which will be the surviving corporate entity in such merger or consolidation. Upon consummation of the consolidation or merger, the term "Employer" shall mean the corporate entity which is the survivor of the merger or consolidation.

         In witness whereof, the parties hereto have executed this Agreement as of the date first above written.

                              [SIGNATURES OMITTED]






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